Exhibit 99.5

July 3, 2003

I hereby consent to being named as a person about to become a director of Palm, Inc. in the registration statement on Form S-4 of Palm, Inc. to be filed on or about the date written above.

/s/ L. JOHN DOERR L. John Doerr